Exhibit (a)(8)
STATE STREET INSTITUTIONAL INVESTMENT TRUST
AMENDMENT NO. 7 to Agreement and Declaration of Trust
     AMENDMENT NO. 7 to the Agreement and Declaration of Trust of State Street Institutional Investment Trust (the “Trust”), dated February 16, 2000 (the “Agreement”), made at Boston, Massachusetts this 19th day of October 2011.
     WHEREAS, the Trustees desire to add an additional class of shares (the “Class M Shares”) to the State Street Institutional Liquid Reserves Fund, a Series of the Trust and
     WHEREAS, Section 5 of Article III of the Agreement provides that the Trustees may amend the Agreement to, among other things, change the designation of any Series or classes of Shares; and
     WHEREAS, Section 5 of Article III of the Agreement provides that the establishment and designation of any class of Shares shall be effective upon the execution by a majority of the then Trustees of an amendment to the Agreement setting forth such establishment and designation and the relative rights and preferences of such class and such eligibility requirements for investment therein as the Trustees may determine, or as otherwise provided in such amendment;
     NOW, THEREFORE, the undersigned Trustees hereby amend the Agreement as follows:
     The first paragraph of Section 6 of Article III of the Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted therefor:
Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series of Shares be, and hereby are, established and designated as Multi-Class Series:

Name of Series	Effective Date:
State Street Equity 500 Index Fund	February 28, 2000
Administrative Shares	February 12, 2004
Service Shares	February 12, 2004
Class R Shares	May 19, 2005
State Street Equity 400 Index Fund	February 28, 2000
State Street Equity 2000 Index Fund	February 28, 2000
State Street MSCI EAFE Index Fund	February 28, 2000
State Street Aggregate Bond Index Fund	February 28, 2000
State Street Institutional Liquid Reserves Fund	May 13, 2004
Institutional Class Shares	May 13, 2004
Investment Class Shares	October 2, 2007
Service Class Shares	September 18, 2008
Class M Shares	October 19, 2011
State Street U.S. Government Money Market Fund	February 14, 2002
Institutional Class Shares	February 14, 2002
Investment Class Shares	October 2, 2007
Service Class Shares	September 18, 2008
State Street Institutional Limited Duration Bond Fund	February 6, 2007
State Street Institutional Short-Term Tax Exempt Bond Fund	February 6, 2007
(formerly State Street Institutional Tax Free Limited Duration Bond Fund)
State Street Institutional Tax Free Money Market Fund	February 6, 2007
Institutional Class Shares	February 6, 2007

Name of Series	Effective Date:
Investment Class Shares	October 2, 2007
Service Class Shares	September 18, 2008
State Street Institutional Treasury Money Market Fund	October 2, 2007
Institutional Class Shares	October 2, 2007
Investment Class Shares	October 2, 2007
Service Class Shares	September 18, 2008
State Street Institutional Treasury Plus Money Market Fund	October 2, 2007
Institutional Class Shares	October 2, 2007
Investment Class Shares	October 2, 2007
Service Class Shares	September 18, 2008
     IN WITNESS WHEREOF, the undersigned hereunto have set their hands in the City of Boston, Commonwealth of Massachusetts, as of the 19th day of October 2011.

/s/ William L. Boyan	/s/ Rina K. Spence

William L. Boyan	Rina K. Spence

/s/ Douglas T. Williams	/s/ Michael F. Holland

Douglas T. Williams	Michael F. Holland

/s/ James E. Ross
James E. Ross